                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONOCO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (SONOCO LOGO)

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                                                       March 15, 2002

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 17, 2002, at 11:00 A.M.

     We have enclosed a Notice of Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

     In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company's progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

     We have also enclosed a copy of the 2001 Annual Report, which reviews the Company's past year's events and discusses strategy and the outlook for the future (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address).

     We hope that you will come to the Annual Meeting in person; but even if you plan to come, we strongly encourage you to complete the enclosed proxy appointment and return it to us in the enclosed business reply envelope. Or, you can vote by telephone or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

/s/ Charles W. Coker               /s/ Harris E. DeLoach, Jr.
Charles W. Coker                   Harris E. DeLoach, Jr.
Chairman                           President & Chief Executive
                                   Officer

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................................  11:00 A.M. on Wednesday, April 17, 2002.

PLACE................................  The Center Theater, 212 North Fifth Street, Hartsville,
                                       South Carolina.

PURPOSES.............................  (1) To elect seven members of the Board of Directors, five to serve for the next three years, one for the next two
                                           years and one for the next year.
                                       (2) To approve the selection of independent accountants.
                                       (3) To transact any other business that properly comes
                                       before the meeting or any adjournment of the meeting.

RECORD DATE..........................  You can vote if you were a shareholder of record at the close of business February 22, 2002.

ANNUAL REPORT........................  We have enclosed a copy of the 2001 Annual Report (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address). The Annual Report is not part of the proxy
                                       soliciting material.

PROXY VOTING.........................  It is important that your shares be represented and voted at the meeting. Please vote in one of these three ways:
                                       (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States or call the toll
                                           telephone number shown on your proxy card COLLECT if you
                                           live outside the United States;
                                       (2) VISIT THE WEB SITE shown on your proxy card and vote via the Internet; OR
                                       (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
                                       Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                          By order of the Board of Directors,

                                          Charles J. Hupfer
                                          Secretary

March 15, 2002

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                                PROXY STATEMENT

                              GENERAL INFORMATION

INFORMATION CONCERNING THE SOLICITATION

     We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held on April 17, 2002, and at any adjournment or postponement of the meeting. "We", "our", "us", "Sonoco", and "the Company" all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 15, 2002.

WHO MAY VOTE

     You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on February 22, 2002. At the close of business on February 22, 2002, a total of 95,630,835 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote.

VOTING BY PROXIES

     If your shares are held by a broker, bank or other nominee, they will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating and mailing the proxy card in the enclosed postage-paid envelope; by dialing the toll-free or collect telephone numbers shown on your proxy card; or by accessing the Internet Web site shown on your proxy card. Of course, you can always come to the meeting and vote your shares in person.

     The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors and FOR approval of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board does not know of any other such matters.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted. If you are a record shareholder, you may revoke your proxy in any of the following ways:

     - by giving notice of revocation at the Annual Meeting;

     - by delivering to the Secretary of the Company, North Second Street, Hartsville, South Carolina, 29550 USA, written instructions revoking your proxy; or

     - by delivering to the Secretary an executed proxy bearing a later date.

     Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.

HOW VOTES WILL BE COUNTED

     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote (a "quorum") is represented at the meeting. If you have submitted valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. "Broker non-votes" also count in determining whether a quorum is present. A "broker non-vote" occurs when a broker, bank or nominee who holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

     Approval of the selection of PricewaterhouseCoopers LLP as independent accountants and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

COST OF THIS PROXY SOLICITATION

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, telefacsimile, e-mail or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

                             ELECTION OF DIRECTORS

     At our Annual Meeting, seven directors will be elected. Five will hold office for the next three years; one will hold office for the next two years, and one will hold office for the next year. Their terms will expire at our Annual Shareholders' Meetings in 2005, 2004 and 2003, respectively, or when their successors are duly elected and qualify. The proxy agents intend to vote FOR the election of the seven persons named below unless you withhold authority to vote for all or any of the nominees. The proxy agents will not vote for more persons than the number of nominees named. The Board of Directors recommends that you vote FOR each nominee for election.

                        INFORMATION CONCERNING NOMINEES

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

    (PHOTO C. J.      C. J. BRADSHAW (65). Mr. Bradshaw has been President and           1986
     BRADSHAW)        Director of Bradshaw Investments, Inc. (private
                      investments), Georgetown, South Carolina, since 1986. He
                      was President and Chief Operating Officer of Transworld
                      Corporation, New York, New York, from 1984 to 1986 and
                      Chairman of the Board and Chief Executive Officer of
                      Spartan Food Systems, Inc., Spartanburg, South Carolina,
                      from 1961 to 1986.

(PHOTO R. J. BROWN)   R. J. BROWN (67). Mr. Brown, Founder of B&C Associates,            1993
                      Inc. (management consulting, marketing research and public relations firm), High Point, North Carolina, has been
                      Chairman and Chief Executive Officer of his company since
                      1973. He is a director of Wachovia Corporation, Duke
                      Energy Corporation and AutoNation, Inc.

(PHOTO J. L. COKER)   *J. L. COKER (61). Mr. Coker has been President of JLC             1969
                      Enterprises (private investments), Stonington,
                      Connecticut, since 1979. He was Secretary of the Company
                      from 1969 to 1995 and was President of Sonoco Limited,
                      Canada, from 1972 to 1979.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
(PHOTO PAUL FULTON)   PAUL FULTON (67). Mr. Fulton has been Chairman since 2000          1989
                      and a director since 1997 of Bassett Furniture Industries,
                      Inc., Bassett, Virginia. He was Chief Executive Officer of
                      Bassett from 1997 to 2000. Mr. Fulton was Dean of The
                      Kenan-Flagler Business School, The University of North
                      Carolina, Chapel Hill, North Carolina, from 1994 to 1997.
                      He was President of Sara Lee Corporation (manufacturer and marketer of consumer products), Chicago, Illinois, from
                      1988 through 1993. Mr. Fulton is a director of Bank of
                      America Corporation, Cato Corporation and Lowe's
                      Companies, Inc.

(PHOTO H. L. McCOLL,  H. L. MCCOLL, JR. (66). Mr. McColl has been Chairman of            1972
        JR.)          McColl Brothers Lockwood (private bankers), Charlotte,
                      North Carolina, since his retirement from Bank of America
                      in 2001. He was Chairman and Chief Executive Officer and a
                      director of Bank of America Corporation and NB Holdings
                      Corporation and was Chief Executive Officer of Bank of
                      America, N.A., Charlotte, North Carolina, from 1998 to
                      2001. He was Chief Executive Officer of the former
                      NationsBank Corporation and its predecessor, NCNB
                      Corporation, from 1983 to 1998. Mr. McColl is a director
                      of Ruddick Corporation, Cousins Properties, Inc., General
                      Parts, Inc. and Sykes Enterprises, Inc.

 (PHOTO C. C. Fort)   C. C. FORT (40). Mr. Fort has been Co-Chairman of The              2001
                      Merit Group, Inc. (suppliers to the paint and wallcovering industry), Spartanburg, South Carolina, since 1998. He was a principal of Lancaster Distributing Company (suppliers
                      to the paint and wallcovering industry), Spartanburg,
                      South Carolina, from 1990 to 1998.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

(PHOTO E. H. LAWTON,  E. H. LAWTON, III (41). Mr. Lawton has been President and          2001
        III)          Treasurer since 2000 and a director since 1991 of
                      Hartsville Oil Mill (vegetable oils processor),
                      Darlington, South Carolina. He was Vice President of
                      Hartsville Oil Mill from 1991 to 2000.

     All nominees previously have been elected to the Board of Directors by the Common Shareholders except Mr. C. C. Fort and Mr. E. H. Lawton, III.

     Mr. E. H. Lawton, Jr., whose term would have expired at the 2004 Annual Meeting, reached mandatory retirement age and retired from the Board on July 12, 2001. Mr. Fort was elected by the Board on July 17, 2001, to fill the vacancy created by the retirement of Mr. Lawton, Jr. until this Annual Meeting.

     Mr. C. D. Spangler, Jr., whose term would have expired at the Annual Shareholders' Meeting in 2003, resigned on December 18, 2000, for personal reasons. Mr. Lawton, III was elected by the Board on July 17, 2001, to fill the vacancy created by the resignation of Mr. Spangler until this Annual Meeting.

     The Corporate Governance Committee of the Board of Directors recommends Mr. Fort and Mr. Lawton for election by the Common Shareholders.

     The Board of Directors has fixed the number of directors of the Company at 15.

     The Corporate Governance Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. If you wish to recommend nominees to the Corporate Governance Committee for election to the Board of Directors, you must submit in writing to the Corporate Governance Committee of the Company the names of the persons, their qualifications for service and evidence of their willingness to serve. Our Restated Articles of Incorporation require that nominations for any person who is not a director of the Company must be submitted to the Secretary at least 60 days prior to the Annual Meeting. No other nominations have been timely made for election at this Annual Meeting.

     Members of the Board of Directors whose terms of office will continue until our Annual Shareholders' Meeting in 2003 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

(PHOTO C. W. COKER)   *C. W. COKER (68). Mr. Coker has been Chairman of the              1962
                      Company since 1990. He also was Chief Executive Officer of the Company from 1990 to 1998. Mr. Coker was President
                      from 1970 to 1990 and was reappointed President in 1994,
                      serving until 1996, while maintaining the title and
                      responsibility of Chairman and Chief Executive Officer of
                      the Company. Mr. Coker is a director of Bank of America
                      Corporation; Progress Energy Inc. and its subsidiary
                      companies, Carolina Power & Light Company and Florida
                      Progress Corporation; and Sara Lee Corporation.

    (PHOTO H. E.      H. E. DELOACH, JR. (57). Mr. DeLoach has been President            1998
   DeLOACH, JR.)      and Chief Executive Officer of the Company since 2000. He
                      was Chief Operating Officer from April 2000 to July 2000
                      and was Senior Executive Vice President from 1999 to 2000,
                      Executive Vice President from 1996 to 1999, Group Vice
                      President from 1993 to 1996, Vice President -- Film,
                      Plastics and Special Products from February 1993 to
                      October 1993, Vice President -- High Density Film Products
                      Division from 1990 to 1993, and Vice President --
                      Administration and General Counsel from 1986 to 1990. Mr.
                      DeLoach is a director of Goodrich Corporation.

    (PHOTO A. T.      A. T. DICKSON (70). Mr. Dickson has been Chairman since            1981
      DICKSON)        1994 and a director since 1968 of Ruddick Corporation
                      (diversified holding company), Charlotte, North Carolina.
                      He was President of Ruddick Corporation from 1968 to 1994.
                      Mr. Dickson is a director of Lance, Inc. and Bassett
                      Furniture Industries, Inc.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
 (PHOTO DONA DAVIS    DONA DAVIS YOUNG (48). Ms. Young has been President and            1995
       YOUNG)         Chief Operating Officer of The Phoenix Companies, Inc.
                      (provider of wealth management products and services to
                      individuals and institutions), Hartford, Connecticut,
                      since 2001 and a director since 2000. She has been
                      President and Chief Operating Officer of its subsidiary,
                      Phoenix Life Insurance Company, since 2001, was appointed
                      President in 2000, and has been a director since 1998.
                      Previously, she was Executive Vice President and General
                      Counsel of Phoenix Life from 1994 to 2000 and Senior Vice
                      President and General Counsel from 1989 to 1994. She
                      joined Phoenix in 1980. Ms. Young is a director of Foot
                      Locker, Inc. and Wachovia Corporation.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2004 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

  (PHOTO F. L. H.     *F. L. H. COKER (66). Mr. Coker is retired. He was                 1964
       COKER)         President and Director of Sea Corporation of Myrtle Beach,
                      Inc. (private investments), Myrtle Beach, South Carolina,
                      from 1983 to 1989. At the time of his retirement from the
                      Company in 1979, Mr. Coker had been Senior Vice President
                      since 1976.

 (PHOTO T. C. COXE,   T. C. COXE, III (71). Mr. Coxe is retired. He was Senior           1982
        III)          Executive Vice President of the Company from 1993 to 1996
                      and was Executive Vice President from 1985 to 1993. Mr.
                      Coxe is a director emeritus of Wachovia Bank of South
                      Carolina, N.A.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
  (PHOTO B. L. M.     B. L. M. KASRIEL (55). Mr. Kasriel has been Vice Chairman          1995
      KASRIEL)        and Chief Operating Officer of Lafarge (construction
                      materials group), Paris, France, since 1995. He was
                      Managing Director of Lafarge Coppee from 1989 to 1994,
                      Senior Executive Vice President from 1987 to 1989 and
                      Executive Vice President from 1982 to 1987. Mr. Kasriel is a director of Lafarge and Lafarge North America.

    (PHOTO T. E.      T. E. WHIDDON (49). Mr. Whiddon has been Executive Vice            2001
      WHIDDON)        President -- Logistics and Technology of Lowe's Companies,
                      Inc. (home improvement retailer), North Wilkesboro, North
                      Carolina, since 2000. He was Executive Vice President and
                      Chief Financial Officer of Lowe's from 1996 to 2000. Prior to joining Lowe's, Mr. Whiddon was Senior Vice President
                      and Chief Financial Officer of Zale Corporation
                      (jewelers), Dallas, Texas, from 1995 to 1996 and was
                      Senior Vice President and Treasurer from 1994 to 1995.
                      Prior to joining Zale, he was Vice President and Treasurer of Eckerd Corporation (drugstores), Largo, Florida, from
                      1989 to 1994.

                                BOARD COMMITTEES

     During 2001, the Board of Directors held four regularly scheduled meetings and two special meetings to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in performing its duties, the Board has established five committees:

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2001
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Audit Committee  -  Review compliance with major accounting   B. L. M. Kasriel --     4
                    and financial policies of the Company;      Chairperson
                                                              C. J. Bradshaw
                 -  Review adequacy of internal controls;     R. J. Brown
                                                              J. L. Coker
                 -  Review significant findings of the        Paul Fulton
                    independent accountant and the internal   E. H. Lawton, III
                    audit department;                         T. E. Whiddon

                 -  Review results of the annual external
                    audit with the independent accountant;

                 - Review legal and regulatory matters that may have a material impact on the Company's financial statements;

                 - Review monitoring of compliance with the Company's code of business conduct;

                 -  Recommend to the Board of Directors
                    annually the appointment of the
                    independent accountant;

                 -  Review the scope of and fees for the
                    prospective annual audit;

                 -  Review the operation of the Company's
                    internal audit department; and

                 -  Act as liaison among the internal
                    auditors, the independent accountant and the Board of Directors.

     The Audit Committee acts pursuant to a written charter adopted by the Board of
Directors. A copy of the charter was attached to the Proxy Statement dated March 16, 2001, as
Appendix A. On February 6, 2002, the charter was amended to state that the Committee would
"consist of a minimum of three or more independent members of the Board, who are all financially literate and at least one of whom has accounting or related financial management expertise." Previously, the charter indicated "a minimum of three and no more than six independent members." Each member of the Audit Committee is independent as defined in
Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2001
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Executive        -  Periodically examine the executive        A. T. Dickson --        4
Compensation        officer compensation programs;              Chairperson
Committee                                                     C. J. Bradshaw
                 -  Set officer base salary compensation      Paul Fulton
                    rates;                                    B. L. M. Kasriel
                                                              H. L. McColl, Jr.
                 -  Administer all annual and long-term       D. D. Young
                    incentive plans;

                 -  Administer the Company's Stock Option
                    Plans; and

                 -  Review with the Chief Executive Officer
                    the performance of corporate management, management development and succession plans.

Employee         -  Oversee the Company's commitment to       D. D. Young --          2
and Public          employee health and safety;                 Chairperson
Responsibility                                                R. J. Brown
Committee        -  Provide oversight on diversity strategy,  F. L. H. Coker
                    goals and progress;                       J. L. Coker
                                                              T. C. Coxe, III
                 -  Review charitable giving policies and     C. C. Fort
                    practices;                                T. E. Whiddon

                 -  Review employee morale through survey
                    results or other means;

                 -  Oversee the Company's stance, response
                    and programs related to the environment and to other emerging issues;

                 -  Monitor major litigation and disputes
                    and provide guidance in responding to such issues;

                 -  Review actions taken by management
                    relating to current or emerging public
                    policy issues or significant political
                    and social changes that may affect the
                    Company; and

                 -  Oversee the Company's commitment to
                    ethical business practices.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2001
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Corporate        -  Recommend to the Board of Directors       Paul Fulton --          4
Governance          amendments to the By-Laws;                  Chairperson
Committee                                                     T. C. Coxe, III
                 -  Recommend to the Board governance         A. T. Dickson
                    policies and practices;                   B. L. M. Kasriel
                                                              D. D. Young
                 -  Ensure that processes are in place for
                    annual Chief Executive Officer performance
                    appraisal and reviews of succession
                    planning and management development;

                 - Review with the Board on an annual basis the appropriate skills and characteristics required of Board members;

                 -  Recommend to the Board a corporate
                    philosophy and strategy governing
                    director compensation and benefits;

                 -  Recommend to the Board a policy
                    regarding assignment and rotation of
                    committee membership and chairmanships;
                    and

                 -  Conduct a process for assessment of
                    Board performance.

Executive        -  Empowered to exercise all of the          C. W. Coker             2
Committee           authority of the Board of Directors       H. E. DeLoach, Jr.
                    between regularly scheduled meetings,     A. T. Dickson
                    except as limited by South Carolina law.  H. L. McColl, Jr.

     During 2001, all directors attended 75% or more of the aggregate number of meetings of the Board and committees of which they were members, except Mr. Fulton who attended 72%.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows information as of December 31, 2001, about persons known to us to be the beneficial owner of more than 5% of our Common Shares. This information was obtained from Schedules 13G filed by these entities with the Securities and Exchange Commission, and we have not independently verified it.

                                                             AMOUNT OF
     TITLE OF                 NAME AND ADDRESS OF            BENEFICIAL   PERCENT
       CLASS                    BENEFICIAL OWNER             OWNERSHIP    OF CLASS
-------------------  --------------------------------------  ----------   --------
No Par Value Common  State Street Bank and Trust Company(1)  5,470,095      5.73%
                     225 Franklin Street
                     Boston, MA 02110
No Par Value Common  Alliance Capital Management L.P.(2)     8,998,502      9.43%
                     1345 Avenue of the Americas
                     New York, NY 10105

---------------

(1) State Street Bank and Trust Company is a bank that holds shares in various fiduciary capacities. Of the shares shown above, 3,374,432 are held by the bank as trustee of the Company's Employee Savings and Stock Ownership Plan.

(2) Alliance Capital Management L.P. is an investment advisor that manages discretionary investment accounts on behalf of its clients. Alliance Capital Management L.P. is a subsidiary of AXA Financial, Inc., a Delaware corporation, which is controlled by AXA and The Mutuelles AXA. The AXA entities have disclaimed beneficial ownership of the Sonoco shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares beneficially owned as of December 31, 2001, directly or indirectly, by each director and named executive officer.

                                                                                           DEFERRED
                                                 TOTAL NUMBER   PERCENT                  COMPENSATION
                                                  OF SHARES        OF      RESTRICTED   AND RESTORATION
               NAME AND POSITION                   OWNED(1)     CLASS(2)    STOCK(6)       UNITS(7)
-----------------------------------------------  ------------   --------   ----------   ---------------
C. J. Bradshaw                                        40,630      -           -              4,269
  Director
R. J. Brown                                           23,611      -           -              3,847
  Director
F. L. H. Coker                                       958,443       1.0%       -             -
  Director
J. L. Coker                                          231,953      -           -             -
  Director
T. C. Coxe, III                                      388,987      -           -             -
  Director
A. T. Dickson                                         83,455      -           -              5,185
  Director
C. C. Fort                                           290,743      -           -             -
  Director
Paul Fulton                                           25,623(3)   -           -             -
  Director
B. L. M. Kasriel                                      27,205      -           -             -
  Director
E. H. Lawton, III                                     43,570      -           -             -
  Director
H. L. McColl, Jr.                                     30,931(4)   -           -              9,034
  Director
T. E. Whiddon                                          3,000      -           -             -
  Director
D. D. Young                                           14,930      -           -             12,010
  Director
C. W. Coker                                        1,919,682       2.0%     113,013         11,870
  Chairman and Director
H. E. DeLoach, Jr.                                   808,179(5)   -         159,862          7,971
  President, Chief Executive Officer and
  Director
C. L. Sullivan, Jr.                                   66,200      -          10,438            281
  Senior Vice President
R. E. Holley                                         238,716      -          14,126          3,390
  Senior Vice President
J. C. Bowen                                          127,158      -          12,606          1,588
  Senior Vice President

                                                                                           DEFERRED
                                                 TOTAL NUMBER   PERCENT                  COMPENSATION
                                                  OF SHARES        OF      RESTRICTED   AND RESTORATION
               NAME AND POSITION                   OWNED(1)     CLASS(2)    STOCK(6)       UNITS(7)
-----------------------------------------------  ------------   --------   ----------   ---------------
F. T. Hill, Jr.(8)                                   244,040      -          14,126          3,428
  Vice President and Chief Financial Officer
All Executive Officers and Directors (30           6,901,046       7.0%     451,382         82,666
  persons)

---------------

 (1) The directors and the named executive officers have sole voting and investment power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan, the 1991 Key Employee Stock Plan (the "1991 Plan") and the 1996 Non-Employee Directors' Stock Plan for the following directors and named executive officers: C. J. Bradshaw -- 14,600; R. J. Brown -- 23,149; F. L.
     H. Coker -- 14,600; J. L. Coker -- 14,600; T. C. Coxe, III -- 84,758; A. T.
     Dickson -- 14,600; Paul Fulton -- 14,600; B. L. M. Kasriel -- 25,090; H. L.
     McColl, Jr. -- 14,600; T. E. Whiddon -- 3,000; D. D. Young -- 10,200; C. W.
     Coker -- 809,308; H. E. DeLoach, Jr. -- 515,500; C. L. Sullivan,
     Jr. -- 65,000; R. E. Holley -- 170,322; J. C. Bowen -- 122,556; and F. T.
     Hill, Jr. -- 211,721.

     Also included are shares held in the Company's Dividend Reinvestment Plan (11,036) and shares held in the Company's Employee Savings and Stock Ownership Plan (47,835).

     Shareholdings do not include Restricted Stock Rights, which have been deferred until retirement, granted under the 1991 Plan or Deferred Compensation and Restoration Units.

     Shareholdings do not include the awards listed in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table shown on Page 23.

 (2) Percentages not shown are less than 1%.

 (3) Includes 507 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

 (4) Includes 11,882 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

 (5) Includes 238,010 shares of Common Stock owned by trusts and an estate for which Mr. DeLoach is trustee and personal representative, respectively. Mr. DeLoach has no pecuniary interest in these trusts and the estate and disclaims beneficial ownership of these shares.

 (6) Issuance of these shares, most of which have vested, has been deferred until retirement; thus, no voting rights are associated with them.

 (7) These figures represent deferred compensation units and restoration units connected with the Sonoco Savings Plan. No voting rights are associated with these units.

 (8) Mr. Hill resigned on February 11, 2002.

            EXECUTIVE COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met four times during 2001 and had met once in 2002 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites and employee benefits.

     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys, executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index ("Index"), which includes the Company, was used in the five-year shareholder return performance graph that appears on Page 21. The companies in this Index also are included, as available, among the companies whose survey data is used in the Company's compensation studies. From time to time, the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies having similar long-term financial performance results.

     The total compensation package for executives for 2001 was generally structured to be competitive with the 75th percentile of total pay practices for executives of similar size corporations if challenging annual financial targets and corresponding longer term increases in shareholder value were achieved. The base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock option awards and periodic contingent share awards, constitutes the Company's performance-based compensation element. The levels of the combined award opportunities reflected 75th percentile competitive total annual and long-term incentive compensation opportunities for similar positions. These awards provided opportunities to motivate and reward executives for exceptional performance. If performance targets were not met, total compensation levels would fall below competitive median practice. In further support of the Company's pay-for-performance philosophy, executive perquisites were limited and provided a lower level of benefits than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

     The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee's compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

     Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee, with regard to 2001 compensation. Also included is a specific discussion of the decisions regarding the compensation of Mr. DeLoach for performing the duties of President and Chief Executive Officer ("CEO"). The tables and accompanying narrative and footnotes that follow this report reflect the decisions covered by the discussions.

SALARY

     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

     Merit salary increases are based on consideration of each executive's performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for Mr. DeLoach and for each of the executive officers, except Mr. Coker.

     Mr. Coker, who remains an active employee of the Company as Chairman of the Board, has elected to begin receiving his supplemental executive retirement plan
(SERP) benefit for which he became eligible at his normal retirement date. Upon initiation of these payments, Mr. Coker's base salary was reduced to zero.

ANNUAL BONUS AWARDS

     The Company has an annual bonus plan that provides for cash incentive opportunities, based upon achievement of pre-determined annual financial performance goals, as well as attainment of key strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company's operating performance for the year and to critical issues affecting the long-term health of the Company.

     Financial performance goals were weighted from 80% to 100% of total bonus opportunity. For senior executives with corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one-fourth of the bonus opportunity available for financial performance was based on corporate earnings per share, and the remainder was based on business unit profit before interest and taxes.

     The strategic and operational objectives for 2001 were weighted from 0% to 20% of total bonus opportunity and were comprised of employee safety, growth initiatives, productivity and purchasing improvement, effective use of capital and diversity.

     On February 5, 2002, the Committee reviewed and approved the 2001 annual bonus payments for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. DeLoach, Sullivan, Hill, Holley and Bowen), based on the scoring of financial goal attainment and subjective evaluations of how well their strategic and operational objectives were met. In some cases, the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. DeLoach's bonus, which reflects the Committee's assessment of his contribution and efforts in 2001, is shown under the "Bonus" caption in the Summary Compensation Table on Page 22. In determining the amount, the Committee considered the challenges associated with the position of CEO, the Company's financial performance, his role in completing a major restructuring of the Company's organization and his role in carrying out a major acquisitions program. The bonus awards for Messrs. Sullivan, Hill, Holley and Bowen were determined in the same manner as the bonus award for Mr. DeLoach. In lieu of any fixed compensation, Mr. Coker participated in a special variable-pay incentive compensation plan, based solely on earnings per share goals.

STOCK OPTIONS

     In 2001, the Committee granted to Mr. DeLoach, the executive officers and other key management employees options to purchase shares of Common Stock under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards for Mr. DeLoach and the other named officers are included in the Summary Compensation Table on Page 22 under the caption "Number of Securities Underlying Options Granted" and in the Option Grants in Last Fiscal Year table on Page 25.

OTHER

     Effective December 31, 2001, the Committee granted awards of contingent share units to thirty-one executives, including Mr. DeLoach and four other executive officers named in the Summary Compensation Table. These awards, consisting of performance-based share units, were granted to provide corporate and business unit managers with an additional compensation opportunity that can be realized only if targeted creation of shareholder value also is achieved. The number of restricted shares granted was based on the Committee's judgment as to the appropriate size of an award, the individual's level within the Company and the earlier mentioned surveys of competitive compensation levels. Any shares disbursed as a part of this program will be funded from shares allocated in the 1991 Key Employee Stock Plan and, in order to minimize dilution, will consist entirely of previously issued shares that are acquired by the Company and retired or cancelled.

     The award to Mr. DeLoach reflects the Committee's recognition of his leadership in the development of a comprehensive plan for sustainable growth for the Company. The awards to the other participants also are intended to reward achievement of performance goals that are expected to lead to above-average shareholder returns. As described in more detail on Page 24, awards will vest depending on cumulative earnings per share (EPS) and average return on net assets employed (RONAE) for the three-year performance period. Except for death, disability or retirement other than for cause, termination of a participant's employment prior to the end of the performance period will result in forfeiture of an award.

            A. T. Dickson (Chairperson)  C. J. Bradshaw  Paul Fulton
      B. L. M. Kasriel  E. H. Lawton, Jr.  H. L. McColl, Jr.  D. D. Young

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1996, through December 31, 2001. The graph assumes $100 invested on December 31, 1996, in Sonoco Products Company Common Stock, the S&P 500 Stock Index and the Dow Jones Containers & Packaging Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG SONOCO PRODUCTS COMPANY**, THE S&P 500 STOCK INDEX AND
                   THE DOW JONES CONTAINERS & PACKAGING GROUP

                              [PERFORMANCE GRAPH]

                                            1996      1997      1998      1999      2000      2001
                                           -------   -------   -------   -------   -------   -------
Sonoco Products Company                    $100.00   $137.21   $131.74   $104.16   $103.04   $130.86
S&P 500 Stock Index                         100.00    133.36    171.47    207.56    188.66    166.24
Dow Jones Containers & Packaging Group      100.00    118.15    105.97    101.21     65.71     82.56

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                            -----------------------
                                             ANNUAL COMPENSATION                         NUMBER OF
                                    -------------------------------------                SECURITIES
                                                               OTHER        RESTRICTED   UNDERLYING
                                                              ANNUAL          STOCK       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDED(2)    GRANTED     COMPENSATION(3)
---------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------------
H. E. DeLoach, Jr.           2001   $718,746   $600,000      $ 28,030       $  -0-        175,000        $ 58,793
  President and              2000    660,660    371,847        24,274       2,162,500(4)  165,000          57,499
  Chief Executive Officer    1999    459,170    390,295        21,029          -0-         60,000          49,429

C. L. Sullivan, Jr.          2001    335,001    198,536       -0-              -0-         40,000           9,752
  Senior Vice President      2000    110,000     66,667       -0-             191,875(5)   25,000         -0-
                             1999     -0-        -0-          -0-              -0-         -0-            -0-

R. E. Holley                 2001    323,751    204,138       -0-              -0-         40,000          15,434
  Senior Vice President      2000    283,096    204,809       -0-              -0-         17,000          17,197
                             1999    258,721    152,387       -0-              -0-         16,000          18,028

J. C. Bowen                  2001    283,998    181,240       -0-              -0-         40,000          13,600
  Senior Vice President      2000    247,861    190,691       -0-              -0-         16,000          13,188
                             1999    226,081    165,040       -0-              -0-         16,000           9,921

F. T. Hill, Jr.              2001    326,556     45,718         1,039          -0-         40,000          17,618
  Vice President and         2000    320,076    113,755           940          -0-         36,000          23,853
  Chief Financial Officer    1999    306,004    212,000           851          -0-         35,000          23,034

C. W. Coker                  2001     -0-       200,000        77,641          -0-        100,000         117,197
  Chairman                   2000     -0-       162,225        79,458          -0-         75,000         140,445
                             1999    246,668    466,666        81,025          -0-        100,000         192,487

---------------

(1) None of the executive officers received perquisites or personal benefits that totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously earned compensation for which payment has been deferred.

(2) The number and dollar value of restricted stock rights held, including target contingent share units, and dividend equivalents, based on the closing stock price on December 31, 2001, of $26.58 per share were: H. E. DeLoach, Jr. -- 206,684 shares ($5,493,660); C. L. Sullivan, Jr. -- 41,213 shares ($1,095,442); R. E. Holley -- 25,707 shares ($683,292); J. C.
    Bowen -- 25,707 shares ($683,292); F. T. Hill, Jr. -- 21,079 shares
    ($560,280); and C. W. Coker -- 51,798 shares ($1,376,791).

(3) All other compensation for 2001 consisted of the following components for each named officer:

                                        COMPANY CONTRIBUTIONS AND
                     SPLIT-DOLLAR    ACCRUALS TO DEFINED CONTRIBUTION
       NAME         LIFE INSURANCE         RETIREMENT PLANS(a)
------------------  --------------   --------------------------------
H. E. DeLoach, Jr.     $ 26,075                  $32,718
C. L. Sullivan, Jr.         527                    9,225
R. E. Holley              3,906                   11,528
J. C. Bowen               1,059                   12,541
F. T. Hill, Jr.           6,090                   11,528
C. W. Coker             112,330                    4,867

     ---------------

     (a) Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company's Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

(4) Award of 100,000 units of restricted stock rights that become vested on December 31, 2005, if Mr. DeLoach is actively employed by the Company on that date. Dollar amount shown is based on the per share stock price of $21.625 on December 31, 2000, the date of grant. Dividend equivalents are being added to these rights.

(5) Mr. Sullivan received an award of 10,000 restricted stock rights upon his employment as a corporate officer of the Company. The rights accumulate dividend equivalents and vest in three generally equal increments on September 1 of 2003, 2004 and 2005. The dollar amount shown is based on the per share stock price of $19.1875 on September 1, 2000, the date of grant.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                        MAXIMUM     PERFORMANCE PERIOD        ESTIMATED FUTURE PAYOUTS
                       NUMBER OF     UNTIL MATURATION   -------------------------------------
       NAME           SHARE UNITS       OR PAYOUT       THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------    -----------   ------------------  ------------   ---------   ----------
H. E. DeLoach, Jr.      66,667       1/1/02-12/31/04       16,667       33,333       66,667
C. L. Sullivan, Jr.     20,000       1/1/02-12/31/04        5,000       10,000       20,000
R. E. Holley            20,000       1/1/02-12/31/04        5,000       10,000       20,000
J. C. Bowen             20,000       1/1/02-12/31/04        5,000       10,000       20,000
C. W. Coker             33,333       1/1/02-12/31/04        8,333       16,667       33,333

     Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in earnings (cumulative EPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Committee's Report on Page 17. For two-thirds of the designated shares, threshold vesting is earned if three-year cumulative EPS is 96.25% of target, and maximum vesting is earned if three-year cumulative EPS is 105.82% or more of target. For the remaining one-third of the designated shares, threshold vesting is earned if three-year average RONAE is 95.24% of target, and maximum vesting is earned if three-year average RONAE is 104.76% of target. For both measures, the target shares vest when performance is 100% of target. The stock units applicable to each performance measure will be forfeited if the minimum (threshold) performance level is not achieved. Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions previously described.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
          AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING                  VALUE OF UNEXERCISED
                     NUMBER OF                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                      SHARES                          AS OF 12/31/01                  AS OF 12/31/01(2)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
       NAME          EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE(4)
------------------  -----------   -----------   -----------   -------------   --------------   ----------------
H. E. DeLoach, Jr.    -0-          $ -0-          340,500        175,000        $1,250,039         $486,500
C. L. Sullivan, Jr.   -0-            -0-           25,000         40,000           184,812          111,200
R. E. Holley          11,550        101,135       130,322         40,000           491,407          111,200
J. C. Bowen            3,696         35,098        82,556         40,000           266,100          111,200
F. T. Hill, Jr.       -0-            -0-          171,722         40,000           503,791          111,200
C. W. Coker           92,400        541,122       709,308        100,000         2,460,334          278,000

---------------

(1) The difference between the exercise price paid and the value of the acquired shares, based on the closing price of the Company's stock on the exercise date.

(2) Based on $26.58 per share, the December 31, 2001, closing price.

(3) Based on exercise prices ranging from $18.0736 to $24.5455 per share.

(4) Based on an exercise price of $23.80 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            2001 STOCK OPTION GRANTS

                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------
                    NUMBER OF    % OF TOTAL
                    SECURITIES     OPTIONS
                    UNDERLYING   GRANTED TO     EXERCISE                   GRANT DATE
                     OPTIONS      EMPLOYEES       PRICE      EXPIRATION      PRESENT
       NAME         GRANTED(1)     IN 2001     (PER SHARE)      DATE        VALUE(2)
------------------  ----------   -----------   -----------   ----------   -------------
H. E. DeLoach, Jr.   175,000        10.1         $23.80       2/7/2011      $838,250
C. L. Sullivan, Jr.   40,000         2.3          23.80       2/7/2011       191,600
R. E. Holley          40,000         2.3          23.80       2/7/2011       191,600
J. C. Bowen           40,000         2.3          23.80       2/7/2011       191,600
F. T. Hill, Jr.       40,000         2.3          23.80       2/7/2011       191,600
C. W. Coker          100,000         5.7          23.80       2/7/2011       479,000

---------------

(1) These options were granted on February 7, 2001, at the closing market price. They became exercisable on February 7, 2002, and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2) The Grant Date Present Values were derived using the Black-Scholes Option Pricing Model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast appreciation of the Company's stock price. The options had a grant date present value of $4.79. The Black-Scholes model was used with the following assumptions: stock price volatility of 20%, dividend yield of 2.59%, risk-free investment rate of 4.9% and a five-year option life.

                                 PENSION TABLE

     Named executive officers participate in a non-contributory defined benefit program that provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.

                         AGE 65 RETIREMENT
                          YEARS OF SERVICE
     FINAL        --------------------------------
    AVERAGE                               15 OR
COMPENSATION(1)      5          10       MORE(2)
---------------   --------   --------   ----------
  $  300,000      $ 60,000   $120,000   $  180,000
     400,000        80,000    160,000      240,000
     500,000       100,000    200,000      300,000
     600,000       120,000    240,000      360,000
     700,000       140,000    280,000      420,000
     800,000       160,000    320,000      480,000
     900,000       180,000    360,000      540,000
   1,000,000       200,000    400,000      600,000
   1,100,000       220,000    440,000      660,000
   1,200,000       240,000    480,000      720,000
   1,300,000       260,000    520,000      780,000
   1,400,000       280,000    560,000      840,000
   1,500,000       300,000    600,000      900,000
   1,600,000       320,000    640,000      960,000
   1,700,000       340,000    680,000    1,020,000

---------------

(1) Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 2001, for the named officers are as follows:

                          YEARS OF   FINAL AVERAGE
       NAME         AGE   SERVICE    COMPENSATION
------------------  ---   --------   -------------
H. E. DeLoach, Jr.  57     16         $1,048,908
C. L. Sullivan, Jr. 58      1            532,666
R. E. Holley        59     37            480,524
J. C. Bowen         51     29            431,637
F. T. Hill, Jr.     49     22            518,004
C. W. Coker(3)      68     44                 --

(2) Years of service beyond 15 do not provide for any additional benefit.

(3) On May 1, 1999, Mr. Coker elected to begin receiving his supplemental retirement benefit in lieu of any fixed compensation. This benefit amounts to $955,500 per year and will not be offset by the Sonoco pension plan or Social Security until Mr. Coker retires.

                            DIRECTORS' COMPENSATION

     Employee directors do not receive any additional compensation for serving on the Board of Directors. Non-employee directors were paid an $11,000 quarterly retainer fee and a $1,000 attendance fee for special meetings in which they participated during 2001.

     Directors may elect annually to defer part or all of their retainer and special meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate (the Merrill Lynch Ten-Year High Quality Bond Index) or be treated as if invested in equivalent units of Sonoco Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive stock options under the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan") instead of any part of their cash compensation. If a director chooses this alternative, he or she will receive an option to purchase four dollars worth of Sonoco Common Stock at the fair market value of the Common Stock on the date the option is granted for each one dollar of cash compensation the director chooses not to receive. During 2001, three directors received the following number of stock options instead of cash compensation: R. J.
Brown -- 1,515 shares, E. H. Lawton, Jr. -- 6,408 shares and B. L. M.
Kasriel -- 4,245 shares.

     Under the Directors' Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director is granted an option to purchase 3,000 shares of Common Stock at a price equal to 100% of the fair market value as of the date the options are granted. Any person who later becomes a non-employee director also receives an option to purchase shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. The number of shares for which options are granted is reduced 25% for each full quarter of the calendar year during which the person does not serve as a non-employee director. During 2001, each non-employee director received an option covering 3,000 shares. Effective with the first Board of Directors' meeting in 2002, the annual non-employee director's stock option was increased to 4,000 shares in accordance with the terms of this plan. Option shares are immediately vested but may not be exercised until one year after the grant date.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. A. T. Dickson, C. J. Bradshaw, Paul Fulton, B. L. M. Kasriel, E. H. Lawton, Jr., H. L. McColl, Jr. and Ms. D. D. Young served on our Executive Compensation Committee during the year ended December 31, 2001.

     Mr. Paul Fulton is a director of Bank of America Corporation. Mr. A. T. Dickson was a director of Bank of America Corporation until April 2001. Mr. H.
L. McColl, Jr. was Chairman and Chief Executive Officer and a director of Bank of America Corporation until April 2001. Mr. C. W. Coker, our Chairman, is a director of Bank of America Corporation. During the third quarter of 2001, a Bank of America subsidiary managed the syndication and participated as agent to provide a 364-day committed revolving line of credit with a one-year term out option for $450,000,000 to support our commercial paper program and for general corporate purposes. Bank of America's commitment to this facility is $45,000,000. During the fourth quarter of 2001, a Bank of America subsidiary co-led a syndicate of financial institutions that underwrote, sold and distributed $250,000,000 in unsecured 12-year term notes that were used to pay down maturing commercial paper. A committed line of credit from Bank of America has been in place since

1987 and has been renewed, amended and increased or decreased according to our needs. Bank of America has extended other lines of credit to us as support for letters of credit, overdrafts and other corporate needs. It also provides treasury management services to us. We pay fees to the bank for these services and for the availability of the lines of credit, as well as interest on borrowed funds. All transactions were handled on a competitive basis. Management believes that the rates and provisions were as favorable to us as we could have obtained from similar sources.

     Mr. B. L. M. Kasriel is a member of our Executive Compensation Committee and is Vice Chairman and Chief Operating Officer of Lafarge of which Lafarge Platres International is a subsidiary. Sonoco Hongwen Paper Company, Ltd. (SHW), a subsidiary of Sonoco Asia, LLC, and Lafarge Onoda Gypsum, Shanghai, (LOGS), a subsidiary of China Plasterboard Corporation Holding Company (British Virgin Islands), a subsidiary of Lafarge Platres International, entered into an agreement in 1998 whereby LOGS will provide technical assistance to SHW in the development and manufacture of plasterboard liner. SHW will supply the plasterboard liner to LOGS at prevailing market prices. Lafarge Platres International, through China Plasterboard Corporation, has funded 50% of the capital costs ($450,000) for implementation of the project. The balance of approximately $450,000 has been met by Sonoco Asia, LLC through SHW.

     Ms. D. D. Young is a member of our Executive Compensation Committee and she is a director of Wachovia Corporation. Following a merger in 2001, the new Wachovia Corporation became the parent company of Wachovia Bank, N.A. and of First Union National Bank. Each bank provides a line of credit of $41,250,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. We pay fees to Wachovia Bank, N.A. and to First Union National Bank for the availability of the credit lines. First Union National Bank, N.A. also provides trustee services, and we pay fees to First Union for the trustee services. Ms. Young is also an executive officer and a director of The Phoenix Companies, Inc. During 2001, we paid approximately $654,000 to The Phoenix Companies, Inc. for premiums for split-dollar life insurance policies covering certain of our officers and directors.

                          TRANSACTIONS WITH MANAGEMENT

     Mr. H. L. McColl, Jr. was Chairman and Chief Executive Officer and a director of Bank of America Corporation until April 2001. Mr. C. W. Coker and Mr. Paul Fulton are directors of Bank of America Corporation. Mr. A. T. Dickson was a director of Bank of America Corporation until April 2001. See "Compensation Committee Interlocks and Insider Participation."

     Mr. R. J. Brown is a director of Wachovia Corporation. Following a merger in 2001, the new Wachovia Corporation became the parent company of Wachovia Bank, N.A. and of First Union National Bank. Each bank provides a line of credit of $41,250,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. We pay fees to Wachovia Bank, N.A. and to First Union National Bank for the availability of the credit lines. First Union National Bank, N.A. also provides trustee services, and we pay fees to First Union for the trustee services.

     Mr. B. L. M. Kasriel is Vice Chairman and Chief Operating Officer of Lafarge. Lafarge Platres International is a subsidiary of Lafarge. See "Compensation Committee Interlocks and Insider Participation."

     During 2001, we purchased timber from a trust of which Mr. T. C. Coxe, III, one of our directors and a former executive officer, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $814,251.

     Ms. D. D. Young is an executive officer and director of The Phoenix Companies, Inc., and she is a director of Wachovia Corporation. See "Compensation Committee Interlocks and Insider Participation."

     During 2001, we sold plastic bags to Lowe's through one of their distributors. The aggregate value of these sales to Lowe's was $3,786,650. Mr.
T. E. Whiddon, a director of our Company, is Executive Vice
President -- Logistics and Technology of Lowe's Companies, Inc.

     We anticipate that we will continue to engage in similar business transactions in 2002.

     Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements for the year ended December 31, 2001. The Audit Committee has discussed with our independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statements on Auditing Standards 61. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001. The Committee has also reviewed the services provided by PricewaterhouseCoopers LLP, discussed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", and has considered whether provision of such services is compatible with maintaining auditor independence.

   B. L. M. Kasriel (Chairperson)  C. J. Bradshaw  R. J . Brown  J. L. Coker
                 Paul Fulton  E. H. Lawton, III  T. E. Whiddon

Audit Fees

     During 2001, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $403,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and for reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2001, will be approximately $1,076,000.

Financial Information Systems Design and Implementation Fees

     For the year ended December 31, 2001, PricewaterhouseCoopers LLP did not provide the Company with any professional services in connection with financial information systems design and implementation.

All Other Fees

     For the year ended December 31, 2001, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $1,703,000 for professional services and expenses primarily related to tax compliance and consulting services.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, Certified Public Accountants, as our independent accountants to examine our financial statements for the year ending December 31, 2002. You will be asked to approve this selection at the Annual Meeting. PricewaterhouseCoopers LLP, or its predecessors, has audited our books and records for many years. Representatives of PricewaterhouseCoopers LLP will be present and available to answer questions at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the approval of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the current year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange, showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

     Based on a review of Section 16(a) reports and any representations made to us, it appears that all such filings were timely made, except the Company failed to file on a timely basis one report on Form 4, due December 10, 2001, for Mr.
F. L. H. Coker, a director of the Company, covering sales of shares on November 15 and November 19, 2001. These sales were reported on his Form 4 filed January 9, 2002.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2003, you must submit the proposal to the Secretary of the Company in writing by January 31, 2003. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2003, you must be sure the Secretary of the Company receives your written proposal by November 15, 2002. All shareholder proposals must comply with the requirements of our By-Laws. The proxy agents for the

Company will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive before January 29, 2003.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     We will deliver a single copy of the Annual Report to multiple shareholders sharing one address if all of those shareholders have consented in writing to delivery of a single Annual Report to their address. Upon oral or written request to EquiServe, Post Office Box 43012, Providence, RI 02940-3012, 1-800-633-4236, we will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call us at the address or telephone number above and ask us to send you separate copies. If shareholders at your address are currently receiving separate copies of the Annual Report and you would prefer to receive only one copy at your address, you may also write to us at the address above and ask us to send only one copy.

                                 OTHER MATTERS

     As of the date of this statement, management knows of no business that will be presented for consideration at the meeting other than that stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE BY TELEPHONE, VIA THE INTERNET OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                          Charles J. Hupfer
                                          Secretary

March 15, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            SONOCO PRODUCTS COMPANY

          NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Harris E. DeLoach, Jr., President and Chief Executive Officer, or Charles J. Hupfer, Vice President, Secretary and Treasurer, as proxy agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 22, 2002, at the Annual Meeting of Shareholders to be held on April 17, 2002, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                               1. Election of Directors:
                                                                                                          For     Withheld
-------------------------------------                                                                     All      On All     For
      SONOCO PRODUCTS COMPANY                                     NOMINEES - THREE-YEAR TERM:             Nom-      Nom-      All
-------------------------------------                               (01) C.J. Bradshaw, (02) R.J. Brown,  inees    inees     Except
           COMMON STOCK                                               (03) J.L. Coker, (04) Paul Fulton,
                                                                             (05) H.L. McColl, Jr.        [ ]       [ ]       [ ]

                                                                  NOMINEE - TWO-YEAR TERM:
Mark box at right if an address change or comment has been  [ ]               (06) C.C. Fort
noted on the reverse side of this card.                           NOMINEE - ONE-YEAR TERM:
CONTROL NUMBER:                                                             (07) E.H. Lawton, III

                                                                  NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                                                                          For     Against  Abstain
                                                               2. Proposal to approve the selection of
                                                                  PricewaterhouseCoopers LLP, Certified   [ ]       [ ]      [ ]
                                                                  Public Accountants, as independent
                                                                  accountants of the corporation.

Please be sure to sign and date this Proxy.   Date             3. In their discretion the proxy agents are authorized to vote upon
----------------------------------------------------------        such other business as may properly come before the meeting.


------Shareholder Sign Here----------Co-owner Sign--------                    DIRECTORS RECOMMEND VOTING FOR 1 AND 2.
                                              Here
DETACH CARD                                                                                                             DETACH CARD

VOTE BY TELEPHONE                                              VOTE BY INTERNET

It's fast, convenient, and immediate!                          It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone.                          confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:                                  FOLLOW THESE FOUR EASY STEPS:

1. Read the accompanying Proxy Statement/Prospectus and Proxy  1. Read the accompanying Proxy Statement/Prospectus and Proxy
   Card.                                                          Card.

2. Call the toll-free number:                                  2. Go to the Website:
   1-877-PRX-VOTE (1-877-779-8683) or call collect on a touch-    http://www.eproxyvote.com/son
   tone phone 1-201-536-8073. There is NO CHARGE for this call.

3. Enter your Control Number located on your Proxy Card.       3. Enter your Control Number located on your Proxy Card.

4. Follow the recorded instructions.                           4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!                                        YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                                   Go to http://www.eproxyvote.com/son anytime!

                        DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.